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                                                                    EXHIBIT 3.28

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                            SERIES AA PREFERRED STOCK
                                       OF
                                   DISC, INC.

        We, J. Richard Ellis and Henry Madrid, hereby certify that we are the President and the Chief Financial Officer, respectively, of DISC, INC., a corporation organized and existing under the General Corporation Law of the State of California, and further, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on December 29, 2000 adopted the following resolution creating a series of 60,774 shares of Preferred Stock designated as Series AA Preferred Stock, none of which shares have been issued:

               "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Articles of Incorporation, the Board of Directors does hereby provide for the issuance of a series of Preferred Stock, no par value, of the Corporation, to be designated "Series AA Preferred Stock," initially consisting of 60,774 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series AA Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):


               Section 1. Designation and Amount. The shares of such series shall be designated as "Series AA Preferred Stock," no par value, and the number of shares constituting such series shall be 60,774.

                Section 2. Dividends and Distributions.

                      (A) Subject to the prior and superior right of the holders of any shares of Series C Preferred Stock ranking prior and superior to the shares of Series AA Preferred Stock with respect to dividends, and pari passu with the rights of the holders of shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series O Preferred Stock, Series P Preferred Stock, Series Q Preferred Stock, Series R Preferred Stock, Series S Preferred Stock, Series T Preferred Stock, Series U Preferred Stock, Series V Preferred Stock, Series W Preferred Stock, Series X Preferred Stock, Series Y Preferred Stock and Series Z Preferred Stock with respect to dividends, subject to the rights of any series of Preferred Stock which may

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        hereafter come into existence, the holders of shares of Series AA
        Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in the same amount per share as declared on the Common Stock, treating such number of shares of Series AA Preferred Stock for this purpose as equal to the number of shares of Common Stock into which it is then convertible. In the event any dividends are declared or paid on the outstanding shares of any series of Preferred Stock with dividend rights ranking pari passu with the Series AA Preferred Stock, dividends shall simultaneously be declared and paid on the outstanding shares of Series Z Preferred Stock, pari passu with the shares of such other series of Preferred Stock with dividend rights ranking pari passu with the Series AA Preferred Stock, based upon the number of shares of Common Stock into which shares of Series AA Preferred Stock and such other series of Preferred Stock with dividend rights ranking pari passu with the Series Z Preferred Stock are then convertible. In the event the Corporation shall at any time after the date of the filing of this Certificate of Determination of Preferences (the "RIGHTS DECLARATION DATE") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the amount of Common Stock or other consideration to which holders of shares of Series Z Preferred Stock were entitled immediately prior to such event under the preceding sentences of this Section 2(A) shall be adjusted as set forth in Section 4(C) hereof.

                      (B) The Corporation shall declare a dividend or distribution on the Series AA Preferred Stock as provided in paragraph
        (A) above prior to declaring a dividend payable on shares of Common
        Stock.

               Section 3. Voting Rights. The holders of shares of Series AA Preferred Stock shall have the following voting rights:

                      (A) Each holder of Series AA Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which the holder's Series AA Preferred Stock is then convertible. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series AA Preferred Stock were entitled immediately prior to such event shall be adjusted as set forth in Section 4(C) hereof.

                      (B) Except as otherwise provided herein or by law, the holders of shares of Series AA Preferred Stock and the holders of shares of Common Stock (and any authorized series of Preferred Stock convertible into shares of Common Stock and with voting rights equal to the number of shares of Common Stock into which such series of Preferred Stock is then convertible) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.


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                      (C) Except as required by law or under Section 8 hereof,
        holders of Series AA Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4. Conversion Rights.

                      (A) Each holder of Series AA Preferred Stock may, at any time, in such holder's sole discretion, convert all or any part of such holder's shares of Series AA Preferred Stock into fully paid and nonassessable shares of Common Stock at the rate of ten (10) shares of Common Stock for each share of S Series AA Preferred Stock surrendered for conversion.

                      (B) Such conversion may be effected by surrender of such holder's certificate or certificates for the shares of Series AA Preferred Stock to be converted, duly endorsed, at the principal office of the Corporation, with a written notice stating (i) that such holder elects to convert all or a specified number of shares of Series AA Preferred Stock into shares of Common Stock, and (ii) the name in which such holder desires a certificate for the shares of Common Stock to be issued. Promptly thereafter, the Company shall issue and deliver to such holder a certificate for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender, and such holder shall be treated for all purposes as the record holder of such shares of Common Stock on that date.

                      (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each case, the number of shares of Common Stock issuable upon the conversion of each share of Series AA Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

                      (D) In the event the Corporation shall at any time or from time to time after the Rights Declaration Date make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries, or of any other corporation or third party, other than in shares of Common Stock, then, in each such event, provisions shall be made so that the holders of Series AA Preferred Stock shall receive, upon the conversion thereof, securities of the Corporation or any of its subsidiaries or of any other corporation or third party which they would have received had their stock been converted into Common Stock on the date of such event.

                Section 5. Reacquired Shares. Any shares of Series AA Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be


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        retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                Section 6. Liquidation, Dissolution or Winding Up.

                      (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, following the first priority liquidation preference of the Series C Preferred Stock in the amount of $5.00 per share plus any declared but unpaid dividends, and pari passu with the liquidation preference of the Series D Preferred Stock in the amount of $5.00 per share plus any declared but unpaid dividends ("SERIES D LIQUIDATION PREFERENCE"), the liquidation preference of the Series E Preferred Stock in the amount of $4.00 per share plus any declared but unpaid dividends ("SERIES E LIQUIDATION PREFERENCE"), the liquidation preference of the Series F Preferred Stock in the amount of $8.00 per share plus any declared but unpaid dividends ("SERIES F LIQUIDATION PREFERENCE"), the liquidation preference of the Series G Preferred Stock in the amount of $20.00 per share plus any declared but unpaid dividends ("SERIES G LIQUIDATION Preference"), the liquidation preference of the Series H Preferred Stock in the amount of $38.30 per share plus any declared but unpaid dividends ("SERIES H LIQUIDATION Preference"), the liquidation preference of the Series I Preferred Stock in the amount of $4.19 per share plus any declared but unpaid dividends ("SERIES I LIQUIDATION Preference"), the liquidation preference of the Series J Preferred Stock in the amount of $2.98 per share plus any declared but unpaid dividends ("SERIES J LIQUIDATION Preference"), the liquidation preference of the Series K Preferred Stock in the amount of $3.19 per share plus any declared but unpaid dividends ("SERIES K LIQUIDATION Preference"), the liquidation preference of the Series L Preferred Stock in the amount of $2.76 per share plus any declared but unpaid dividends ("SERIES L LIQUIDATION Preference"), the liquidation preference of the Series M Preferred Stock in the amount of $2.23 per share plus any declared but unpaid dividends ("SERIES M LIQUIDATION Preference"), the liquidation preference of the Series N Preferred Stock in the amount of $0.90 per share plus any declared but unpaid dividends ("SERIES N LIQUIDATION Preference"), the liquidation preference of the Series O Preferred Stock in the amount of $1.06 per share of Series O Preferred Stock plus any declared but unpaid dividends (the "SERIES O LIQUIDATION PREFERENCE"), the liquidation preference of the Series P Preferred Stock in the amount of $8.20 per share of Series P Preferred Stock plus any declared but unpaid dividends (the "SERIES P LIQUIDATION PREFERENCE"), the liquidation preference of the Series Q Preferred Stock in the amount of $6.20 per share of Series Q Preferred Stock plus any declared but unpaid dividends (the "SERIES Q LIQUIDATION PREFERENCE"), the liquidation preference of the Series R Preferred Stock in the amount of $5.80 per share of Series R Preferred Stock plus any declared but unpaid dividends (the "SERIES R LIQUIDATION PREFERENCE"), the liquidation preference of Series S Preferred Stock in the amount of $3.20 per share of Series S Preferred Stock plus any declared but unpaid dividends (the "SERIES S LIQUIDATION PREFERENCE"), the liquidation preference of Series T Preferred Stock in the amount of $20.20 per share of Series T Preferred Stock plus any declared but unpaid dividends (the "SERIES T LIQUIDATION


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        PREFERENCE"), the liquidation preference of Series U Preferred Stock in the amount of $15.40 per share of Series U Preferred Stock plus any declared but unpaid dividends (the "SERIES U LIQUIDATION PREFERENCE"), the liquidation preference of Series V Preferred Stock in the amount of $10.60 per share of Series V Preferred Stock plus any declared but unpaid dividends (the "SERIES V LIQUIDATION PREFERENCE"), the liquidation preference of the Series W Preferred Stock in the amount of $14.90 per share of Series W Preferred Stock plus any declared but unpaid dividends (the "SERIES W LIQUIDATION PREFERENCE"), the liquidation preference of the Series X Preferred Stock in the amount of $25.00 per share of Series X Preferred Stock (the "SERIES X LIQUIDATION PREFERENCE"), the liquidation preference of the Series Y Preferred Stock in the amount of $19.10 per share of Series Y Preferred Stock (the "SERIES Y LIQUIDATION PREFERENCE") and the liquidation preference of the Series Z Preferred Stock in the amount of $21.30 per share of the Series Z Preferred Stock (the "SERIES Z LIQUIDATION PREFERENCE"), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA Preferred Stock unless, prior thereto, the holders of shares of Series AA Preferred Stock shall have received an amount equal to $18.10 per share of Series AA Preferred Stock plus any declared but unpaid dividends ("SERIES AA LIQUIDATION PREFERENCE").

                      (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference, the Series E Liquidation Preference, the Series F Liquidation Preference, the Series G Liquidation Preference, the Series H Liquidation Preference, the Series I Liquidation Preference, the Series J Liquidation Preference, the Series K Liquidation Preference, the Series L Liquidation Preference, the Series M Liquidation Preference, the Series N Liquidation Preference, the Series O Liquidation Preference, the Series P Liquidation Preference, the Series Q Liquidation Preference, the Series R Liquidation Preference, the Series S Liquidation Preference, the Series T Liquidation Preference, the Series U Liquidation Preference, the Series V Liquidation Preference, the Series W Liquidation Preference, the Series X Liquidation Preference, the Series Y Preference, the Series Z Preference, The Series AA Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series AA Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                Section 7. No Redemption. The shares of Series AA Preferred Stock shall not be redeemable.

                Section 8. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would (a) alter or change the powers, preferences or special rights or privileges of the Series AA Preferred Stock so as to affect them adversely or (b) grant to any other class of shares any rights superior to those of the Series AA Preferred Stock without the affirmative vote of the holders of a majority or more of the outstanding shares of Series AA Preferred Stock, voting separately as a class.

                Section 9. Fractional Shares. Series AA Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional


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        shares, to exercise voting rights, to receive dividends, to participate in distributions and to have the benefit of all other rights of holders of Series AA Preferred Stock."


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        The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge.

        Executed at Milpitas, California on December 29, 2000.


                                      /s/  J. Richard Ellis
                                           -------------------------------------
                                           J. Richard Ellis
                                           President and Chief Executive Officer


                                     /s/   Henry Madrid
                                           -------------------------------------
                                           Henry Madrid
                                           Chief Financial Officer